Exhibit 99.1

Former Pricewaterhouse Coopers Executive Joins China Housing & Land Development as Independent Director and Chairman of the Audit Committee

Xi’an, China – February 19, 2009 – China Housing & Land Development, Inc., (NASDAQ: CHLN) announced today that Mr. Albert S. McLelland has been elected as an independent director of the Company. Mr. McLelland also will serve as the Chairman of the Audit Committee of the Board of Directors.

Mr. McLelland, 60, has been senior managing director of AmPac Strategic Capital LLC since 2003. He is also a founder and managing director of AmPac-TDJ LLC. Prior to founding AmPac Strategic Capital, Mr. McLelland was responsible for the cross-border transactions practice of PricewaterhouseCoopers’ Financial Advisory Services.

Mr. McLelland has extensive investment and merchant banking experience, has built two Asian-based financial service firms, and has led the corporate finance department at CEF Taiwan Limited. He began his investment banking career in debt underwriting at Shearson Lehman.

He holds an M.B.A. degree from the University of Chicago and a Master of International Affairs degree from Columbia University. He completed his undergraduate studies at the University of South Florida and studied Mandarin at the National Normal University in Taiwan.

Since September 2008, Mr. McLelland has served as an independent director and chairman of the audit committee of the board of directors for China Life & Security Group, Inc.

Mr. McLelland will serve on the China Housing’s Board of Directors until the Company’s next annual meeting of shareholders, when he will stand for reelection.

By electing Mr. McLelland, China Housing & Land Development also satisfies NASDAQ’s requirements for independent directors and board audit committee members as stated in NASDAQ Marketplace Rule 4350.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ.

By leveraging its strong relationships with China’s local state authorities, China Housing & Land Development has been able to capitalize on the supply of available land and develop residential and commercial properties, further increase China Housing’s brand recognition, and outperform its competitors in medium size residential and commercial real estate developments in greater Xi’an.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc., which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development’s future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing & Land Development, Inc.‘s public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in any attachments is as of the date of the release, and the Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

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China Housing & Land Development news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

China Housing contacts for investors and media

Ms. Jing Lu, Chief Operating Officer, Board Secretary, and IRO
+86 29.8258.2632 in Xi’an • jinglu@chldinc.com • English and Chinese

Mr. William Xin, Chief Financial Officer
+86 150.9175.2090 in Xi’an
+1 917.371.9827 in San Francisco • william.xin@chldinc.com • English and Chinese

Mr. Tom Myers, Christensen Investor Relations
+86 139.1141.3520 in Beijing • tmyers@christensenir.com • English

Ms. Kathy Li, Christensen Investor Relations
+1 212.618.1978 in New York • kli@christensenir.com • English and Chinese